Exhibit 99.1
For Immediate Release

Contacts:
Analysts: Patricia Cosgel, Patricia.Cosgel@Avangrid.com, 203-499-2624
Media: Zsoka McDonald, Zsoka.McDonald@Avangrid.com, 203-997-6892

AVANGRID REPORTS STRONG SECOND QUARTER RESULTS AND RAISES 2021 FULL YEAR GUIDANCE

•2Q '21 Net Income & Adjusted Net Income increased +11% & +25%, respectively
•Raising 2021 Net Income and Adjusted Net Income; second increase since initiated in February 2021
•Successfully issued $4B of equity, removing equity market risk for financing PNM Resources merger; transaction expected to close in 2H '21
•On track with Networks Road to Authorized ROE program
•Executed new 210 MWdc solar PPA and a 254 MW PPA on existing wind project, reducing uncontracted market price exposure
•Advancing all offshore wind projects

Orange, CT – July 20, 2021 - Today AVANGRID, Inc. (NYSE: AGR), a leading sustainable energy company, reported consolidated U.S. GAAP net income of $98 million, or $0.28 per share, for the second quarter ended June 30, 2021, compared to $88 million, or $0.28 per share, for the second quarter 2020. For the first half of 2021, consolidated net income was $432 million, or $1.31 per share, compared to $328 million, or $1.06 per share, for the first half of 2020.

On a non-U.S. GAAP adjusted basis, consolidated net income for the second quarter was $122 million, or $0.35 per share, compared to $98 million, or $0.32 per share, for the second quarter 2020. For the first half of 2021, non-U.S. GAAP adjusted net income was $476 million, or $1.45 per share, compared to $334 million, or $1.08 per share, for the first half of 2020.

U.S. GAAP and non-U.S. GAAP earnings per share comparisons for the second quarter and the first half of 2021 reflect an increase in shares from the May 2021 issuance of approximately 78 million shares. Weighted average shares outstanding for the second quarter and the first half of 2021 were 347.1 million and 328.4 million shares respectively, compared to 309.5 million shares in both periods in 2020.

"We had another successful quarter to close out a very strong first half of 2021," said Dennis V. Arriola, chief executive officer of AVANGRID. "The positive momentum from the beginning of the year continued in the second quarter with our exceptional results demonstrating sustainable progress in building our culture of high performance and accountability. I appreciate the dedication of our team at AVANGRID for their commitment to safely and reliably serve our customers while delivering superior operating and financial results and furthering our ESG+F leadership."

“Our Networks performance reflects the significant positive impact of successful implementation of rate plans in New York as well as operational improvements that help us provide excellent service to our customers as we execute on our Road to Authorized ROE goal," added Arriola. "In Renewables, we benefited from our improved fleet availability and made significant progress on our investment plans, signing a new solar PPA for 210 MWdc, executing contracts to reduce uncontracted market price exposure, and reaching key milestones in the development of our offshore wind projects. We capitalized on a strong equity market and reduced financing risk related to our upcoming PNM Resources merger by closing early on our planned 2021 share issuance."

Networks
Earnings for the second quarter 2021 and the first half of 2021 compared to the same periods in 2020 mainly benefited from the execution of approved rate plans in New York and growth in investments. Higher depreciation expense for assets placed in service and higher personnel costs related to rate plan implementations impacted the first half of 2021 results.

Renewables
Earnings for the second quarter 2021 and the first half of 2021 compared to the same periods in 2020 benefited primarily due to improved pricing, increased production tax credits and favorable thermal and asset management revenues. Results were partially offset by lower production mainly due to lower wind resource and unreimbursed curtailments, and income tax timing.

Outlook
Given its strong first half performance and its outlook for the remainder of the year, AVANGRID is increasing its 2021 U.S. GAAP and non-U.S. GAAP Adjusted Net Income outlook to $700-$765 and $730-$795 million, respectively. U.S. GAAP and non-U.S. GAAP earnings per share are expected to be in the range of $1.95-$2.14 per share and $2.04-$2.22 per share, respectively. Earnings per share used in the updated outlook reflect the May 2021 share issuance of approximately 78 million shares which increases AVANGRID's weighted average shares to 358 million for the full year 2021. The Company's previous earnings per share outlook assumed 309.5 million shares. In addition, these outlook ranges assume the close of the PNM Resources merger occurs at the end of 2021.

For additional information, see "Reconciliation of Non-U.S. GAAP Adjusted 2021 Outlook" at the end of the release.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, restructuring charges and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

Webcast
AVANGRID will webcast an audio-only financial presentation in conjunction with releasing second quarter 2021 earnings tomorrow, Wednesday, July 21, 2021 beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question and answer session. The webcast can be accessed through the Investor Relations’ section of AVANGRID’s website. A replay will be available for 90 days in the Investors section of the AVANGRID website.
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About AVANGRID: AVANGRID, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $39 billion in assets and operations in 24 U.S. states, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 7,000 people and has been recognized by Forbes and Just Capital as one of the 2021 JUST 100 companies - a list of America's best corporate citizens - and was ranked number one within the utility sector for its commitment to the environment and the communities it serves. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2021 for the third consecutive year by the Ethisphere Institute. For more information, visit www.avangrid.com.
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Forward Looking Statements
Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•    the future financial performance, anticipated liquidity and capital expenditures;
•    actions or inactions of local, state or federal regulatory agencies;
•    success in retaining or recruiting our officers, key employees or directors;
•    changes in amount, timing or ability to complete capital projects;
•    adverse developments in general market, business, economic, labor, regulatory and political conditions;
•    the impacts of climate change, fluctuations in weather patterns and extreme weather events;
•    technological developments;
•    the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences;
•    the impact of any change to applicable laws and regulations affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;
•    our ability to close the proposed merger with PNM Resources, the anticipated timing and terms of the proposed merger, our ability to realize the anticipated benefits of the proposed merger and our ability to manage the risks of the proposed merger;
•    the COVID-19 pandemic, its impact on business and economic conditions and the pace of recovery from the pandemic;
•    the implementation of changes in accounting standards;
•adverse publicity or other reputational harm; and
•    other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, accelerated depreciation derived from repowering of wind farms, the impact of the global coronavirus (COVID-19) pandemic and costs incurred related to the PNMR Merger. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with GAAP.
Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.
Condensed Consolidated Statements of Income
(In Millions except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($M)	2021	2020	2021	2020
Operating Revenues	$1,477	$1,392	$3,443	$3,181
Operating Expenses
Purchased power, natural gas and fuel used	265	265	766	740
Operations and maintenance	676	584	1,318	1,154
Depreciation and amortization	250	242	497	493
Taxes other than income taxes	155	146	325	312
Total Operating Expenses	1,346	1,237	2,906	2,699
Operating Income	131	155	537	482
Other Income and (Expense)
Other income	34	2	35	(1)
Earnings (losses) from equity method investments	4	2	5	(4)
Interest expense, net of capitalization	(75)	(89)	(148)	(165)
Income Before Income Tax	94	70	429	312
Income tax expense (benefit)	10	(6)	24	6
Net Income	84	76	405	306
Net loss attributable to noncontrolling interests	14	12	27	22
Net Income Attributable to Avangrid, Inc.	$98	$88	$432	$328

Earnings per Common Share, Basic:	$0.28	$0.28	$1.31	$1.06
Earnings per Common Share, Diluted:	$0.28	$0.28	$1.31	$1.06
Weighted-average # of Common Shares Outstanding (M):
Basic	347.1	309.5	328.4	309.5
Diluted	347.4	309.5	328.8	309.6

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.
Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	21 vs '20	2021	2020	21 vs '20
Networks	$101	$73	$29	$326	$270	$56
Renewables	25	31	(6)	133	82	51
Corporate*	(29)	(15)	(13)	(28)	(24)	(4)
GAAP Net Income	$98	$88	$9	$432	$328	$103
Adjustments:
Restructuring charges	—	1	(1)	—	4	(4)
Mark-to-market earnings - Renewables	21	2	19	41	(16)	57
Accelerated depreciation from repowering	—	(4)	4	—	6	(6)
Impact of COVID-19	9	13	(4)	15	13	2
Merger costs	3	—	3	4	—	4
Income tax impact of adjustments**	(9)	(3)	(6)	(16)	(2)	(14)
Adjusted Net Income	$122	$98	$25	$476	$334	$142

* Includes Corporate and other non-regulated entities as well as intersegment eliminations
** 2021: Income tax impact of adjustments: $(10.9)M from mark-to-market (MtM) earnings - Renewables, ($4.0)M from impact of COVID-19 - Networks, and ($0.9)M from merger costs - Corporate.
** 2020: Income tax impact of adjustments: $4.1M from mark-to-market (MtM) earnings, ($1.6)M from accelerated depreciation - Renewables, ($1.1)M from restructuring charges - Networks, Renewables and Corporate, and ($3.5) million from impact of COVID-19.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months Ended June 30,			Six Months Ended June 30,
	Adjusted 2021	Adjusted 2020	Adjusted '21 vs '20	Adjusted 2021	Adjusted 2020	Adjusted '21 vs '20
Networks	$108	$82	$26	$337	$280	$57
Renewables	41	30	11	164	76	88
Corporate*	(26)	(14)	(12)	(25)	(22)	(2)
Adjusted Net Income	$122	$98	$25	$476	$334	$142

* Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.
Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	21 vs '20	2021	2020	21 vs '20
Networks	$0.29	$0.24	$0.06	$0.99	$0.87	$0.12
Renewables	0.07	0.10	(0.03)	0.41	0.27	0.14
Corporate*	(0.08)	(0.05)	(0.03)	(0.08)	(0.08)	(0.01)
GAAP Earnings Per Share	$0.28	$0.28	$0.03	$1.31	$1.06	$0.33
Adjustments:
Restructuring charges	—	—	—	—	0.01	(0.01)
Mark-to-market earnings - Renewables	0.06	0.01	0.05	0.13	(0.05)	0.19
Accelerated depreciation from repowering	—	(0.01)	0.01	—	0.02	(0.02)
Impact of COVID-19	0.03	0.04	(0.02)	0.05	0.04	0.01
Merger costs	0.01	—	0.01	0.01	—	0.01
Income tax impact of adjustments**	(0.03)	(0.01)	(0.01)	(0.05)	(0.01)	(0.05)
Adjusted Earnings Per Share	$0.35	$0.32	$0.08	$1.45	$1.08	$0.46

Weighted-avg # of Shares (M):	347.1	309.5		328.4	309.5
Amounts may not add due to rounding
* Includes Corporate and other non-regulated entities as well as intersegment eliminations
** 2021: EPS Income tax impact of adjustments: ($0.03) from mark-to-market (MtM) earnings - Renewables and ($0.02)M from impact of COVID-19 - Networks.
** 2020: EPS Income tax impact of adjustments: $0.01 from mark-to-market (MtM) earnings, ($0.01) from accelerated depreciation - Renewables, and ($0.01) from impact of COVID-19.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months Ended June 30,			Six Months Ended June 30,
	Adjusted 2021	Adjusted 2020	Adjusted '21 vs '20	Adjusted 2021	Adjusted 2020	Adjusted '21 vs '20
Networks	$0.31	$0.26	$0.05	$1.03	$0.90	$0.12
Renewables	0.12	0.10	0.02	0.50	0.25	0.25
Corporate*	(0.08)	(0.05)	(0.03)	(0.08)	(0.07)	—
Adjusted Earnings Per Share	$0.35	$0.32	$0.08	$1.45	$1.08	$0.46
Weighted-avg # of Shares (M):	347.1	309.5		328.4	309.5
Amounts may not add due to rounding
* Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.
Reconciliation of Non-U.S. GAAP Adjusted 2021 Outlook - Estimated EPS
$M, except per share data	As of 7/21/21
Net Income	$700 - $765
Adjustments:
Mark-to-market adjustments	$7 - $11
COVID-19	$13 - $17
Merger costs	$6 - $10
Adjusted Net Income	$730 - $795

U.S. GAAP EPS	$1.95 - $2.14
Adjustments:
Mark-to-market adjustments	$0.02 - $0.03
COVID-19	$0.04 - $0.05
Merger costs	$0.02 - $0.03
Adjusted EPS	$2.04 - $2.22

Assumes approx. 358 million shares outstanding.
Amounts may not add due to rounding.